Agreement
between

Derrick Walker Racing Inc.

and

Ewrx Internet Systems Inc.

This document witnesseth the terms of agreement between the parties as determined through negotiation in good faith.

Derrick Walker Racing Inc. will;

1. Sign an appropriate Satisfaction of Judgement and Release, to be prepared by Ewrx.
2. Accept: Twenty Thousand Dollars in U.S. Currency.
3. Accept: 100,000 post consolidation shares of Ewrx.
4. Accept: 100,000 post consolidation Options of Ewrx at nominal value not to exceed $.50, with no obligation to exercise.

AND

Ewrx Internet Systems, will;

1. Issue a cheque herewith, payable to Mr. Derrick Walker in the amount of $20,000.00 U.S. Currency.
2. Complete it's filing for the SEC. requirements, forthwith.
3. Issue 100,000 shares and options of Ewrx after consolidation and SEC approval.
4. Complete all other requirements as required by SEC to become listed on the Nasdq Bulletin Board.

In consideration therefore, the parties hereby have signed this agreement.

Signed: ____________ This 2nd Day of November 2004

Derrick Walker Racing, Inc.

By: Mr. Derrick Walker; ____________

President

Ewrx Internet Systems Inc. ; ____________

Ms. Jessica Qing Wang